UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

CORTLAND BANCORP
 (Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officer; Election of Director; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On September 4, 2009, Lawrence Fantauzzi announced his resignation as President and Chief Executive Officer of the Cortland Savings and Banking Company, effective October 2, 2009. The Board of Directors of the Company accepted Lawrence A. Fantauzzi’s resignation at a September 8, 2009 meeting of the Board. Mr. Fantauzzi had served as the Company’s President and Chief Executive Officer since November 2005. He also served as President and Chief Executive Officer of the subsidiary bank’s parent company, the Cortland Bancorp.

Pursuant to his Salary Continuation Agreement with The Cortland Savings and Banking Company, Mr. Fantauzzi is entitled to an early retirement benefit of approximately $53,474 annually payable for 15 years.

Item 5.02 (c) Appointment of a new principal executive officer

On September 8, 2009, the Board of Directors of both the Cortland Bancorp and the Cortland Savings and Banking Company appointed Former Chairman of the Board and CEO, Mr. Rodger W. Platt, to serve as interim President of Cortland Bancorp ( the Corporation ) and Cortland Savings and Banking ( “the subsidiary Bank” ) until a permanent replacement is found. Mr. Platt retired from the Corporation and the banking company in 2005 after 42 years of service. Mr. Platt served as interim President and Chief Executive Officer from February 28, 2006 to May 1, 2006 while Mr. Fantauzzi was on a medical leave of absence. Mr. Platt will receive a monthly compensation of $4000 per month during the current interim period.

At its September 8, 2009 meeting, the Board of Directors also announced a restructuring of management organizational responsibilities for Cortland Bancorp and the Cortland Savings and Banking Company, appointing Senior Vice President, James M. Gasior, to oversee the daily operations of the Finance and Accounting, Investment, Human Resource, Deposit Operations, Information Systems and Investor Relations areas during the interim period. Mr. Gasior has been Senior Vice President and Chief Financial Officer of Cortland Bancorp and the Cortland Savings and Banking Company since November, 2005. Additionally, the Board appointed Senior Vice President, Timothy Carney to oversee the daily operations of Lending and Business Development, Branch Administration, Credit Administration, Special Assets, Marketing, Security, and the Loan Service areas during the interim period. Mr. Carney has been Senior Vice President and Chief Operations Officer of the Cortland Savings and Banking Company since April, 1999. Mr. Carney has been Senior Vice President and Chief Operations Officer of Cortland Bancorp since April, 2008.

Under the reorganization, the subsidiary bank Audit and Compliance areas will report directly to the Director’s Audit Committee. Rodger Platt, James Gasior and Timothy Carney will serve on the Executive Management Committee of the subsidiary bank and report directly to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By: /s/James M. Gasior
       James M. Gasior, Senior Vice President, CFO

Date: September 10, 2009